Exhibit 99


HARBOR FLORIDA BANCSHARES, INC. ANNOUNCES
SECOND QUARTER EARNINGS INCREASE

FOR IMMEDIATE RELEASE: APRIL 14, 2004

         (Fort Pierce, FL) Harbor Florida Bancshares, Inc. ("the Company") (NASDAQ-HARB), the holding company for Harbor Federal Savings Bank ("Harbor Federal"), announced today that diluted earnings per share for its second fiscal quarter ended March 31, 2004, increased 10.0% to 44 cents per share on net income of $10.1 million, compared to 40 cents per share on net income of $9.3 million for the same period last year. Diluted earnings per share for the six months ended March 31, 2004, increased 6.25% to 85 cents per share on net income of $19.6 million, compared to 80 cents per share on net income of $18.6 million for the same period last year. The increases for both the quarter and fiscal year to date were due primarily to an increase in net interest income resulting from an increase in average interest-earning assets due to purchases of mortgage-backed securities and originations of loans. This growth was funded with low cost core deposits and FHLB advances. The increase in net interest income was partially offset by a decrease in gain on sale of mortgage loans and an increase in other expenses.

         Harbor Florida Bancshares, Inc.'s Board of Directors declared a quarterly dividend of 16 cents per share for the second quarter. The dividend is payable May 20, 2004 to shareholders of record as of April 23, 2004.

         Total assets increased to $2.541 billion at March 31, 2004, from $2.352 billion at September 30, 2003. Total net loans increased to $1.713 billion at March 31, 2004, from $1.611 billion at September 30, 2003. Total deposits increased to $1.691 billion at March 31, 2004, from $1.550 billion at September 30, 2003.

         Net interest income increased 11.3% to $23.4 million for the quarter ended March 31, 2004, from $21.1 million for the quarter ended March 31, 2003 as a result of a 15.1% increase in average interest-earning assets that were funded primarily with low cost core deposits and FHLB advances. The average balance of mortgage-backed securities increased $306.7 million, partially offset by a decrease of $66.6 million in investment securities and $50.4 million in interest-bearing deposits. The Company's investment strategy has been to shift the securities portfolio from lower yielding, shorter term investment securities into higher yielding balloon mortgage-backed securities, with expected average lives in the three to four year range. Total loans increased by $122.2 million. The average balance of core deposits increased by $204.5 million and FHLB advances increased by $93.5 million. The average balance of core deposits increased to 49.9% of total average deposits from 42.9% for the same quarter last year. Provision for loan losses was $351,000 for the quarter ended March 31, 2004, compared to $502,000 for the quarter ended March 31, 2003. The provision for the quarter ended March 31, 2004 was principally comprised of a charge of $500,000 due to increased credit risk resulting from growth in the loan portfolio, primarily commercial real estate loans, partially offset by a decrease in the level of classified loans.

         Other income increased to $5.7 million for the quarter ended March 31, 2004, from $5.4 million for the quarter ended March 31, 2003. This increase was due primarily to increases of $272,000 in insurance commissions and fees, $248,000 in gains on sale of debt securities and $209,000 in other fees and service charges, partially offset by a decrease of $449,000 in gain on sale of mortgage loans. The gain on sale of debt securities was primarily due to the sale of numerous small-dollar mortgage-backed-securities where a substantial portion of the principal had been repaid.

          Other expenses increased to $12.3 million for the quarter ended March 31, 2004, from $10.5 million for the quarter ended March 31, 2003. This increase was due primarily to increases of $1.1 million in compensation and benefits, $228,000 in occupancy, $121,000 in data processing services, and $267,000 in other expenses. Income tax expense increased to $6.5 million for the quarter ended March 31, 2004, from $6.0 million for the quarter ended March 31, 2003. The effective tax rate was 39.1% for the quarter ended March 31, 2004 and 39.2% for the same period last year.

         Harbor Federal is expanding and improving its branch network to include a relocation of its north Port St. Lucie branch into new facilities at Prima Vista Crossing Shopping Center, a new branch in south Vero Beach on Oslo Road and a new branch in Merritt Island at the Publix Shopping Center at Courtenay Parkway (Route 3) and Florida Boulevard. All three branches are scheduled to open during the third fiscal quarter. During the fourth fiscal quarter, Harbor Federal will expand into Lake County with a new branch in Clermont at US 27 and Citrus Tower Boulevard. Harbor Federal closed its west Melbourne branch in the Wal-Mart Supercenter in March of this year.

         Harbor Florida Bancshares, Inc.'s Board of Directors has previously approved a stock repurchase program permitting the Company to acquire up to 1,200,000 shares of its common stock subject to market conditions. The Company has repurchased 485,519 shares under the current stock repurchase program. As of March 31, 2004, the Company has a total of 7,966,629 shares held as treasury stock.

         Harbor Federal is located in Fort Pierce, Florida and has 33 offices located in a six-county area of East Central Florida. Harbor Florida Bancshares, Inc. common stock trades on the NASDAQ National Market under the symbol HARB.

         Financial highlights for Harbor Florida Bancshares, Inc. are attached.



CONTACT: Michael J. Brown, Sr., President, (772) 460-7000; H. Michael Callahan, CFO, (772) 460-7009; or Toni Santiuste, InvestorRelations, (772) 460-7002; http://www.harborfederal.com.

HARBOR FLORIDA BANCSHARES, INC.

                                                           March 31,      September 30,
                                                             2004             2003
                                                             ----             ----
                                                               (In Thousands)
Selected Consolidated Financial Data:
    Total assets                                     $    2,541,218  $    2,352,071

    Loans,gross                                           1,730,204       1,627,584
    Allowance for loan losses                                16,960          16,199
     Net loans                                            1,713,244       1,611,385

    Loans held for sale                                       2,816           2,648
    Interest-bearing deposits                                 7,940           4,432
    Investment securities                                   174,706         296,935
    Mortgage-backed securities                              501,335         308,075
    Real estate owned                                           602             906
    Goodwill                                                  3,591           3,718
    Deposits                                              1,691,149       1,550,260
    FHLB advances                                           553,502         503,511
    Stockholders' equity                                    273,189         261,883
    # of common shares outstanding                           23,780          23,780


                                                                  Three months ended                  Six months ended
                                                                      March 31,                           March 31,
                                                                     ---------                           ---------
                                                               2004            2003                2004             2003
                                                               ----            ----                ----             ----
                                                                                    (In Thousands)
Selected Average Balances:
     Total assets                                         2,469,674       2,142,928           2,424,499        2,123,163
     Interest earning assets                              2,380,064       2,068,100           2,338,543        2,050,830
     Gross loans                                          1,694,176       1,571,956           1,666,317        1,562,993
     Stockholders' equity                                   270,278         247,552             266,888          244,501
     Deposits                                             1,640,502       1,431,504           1,606,448        1,408,941

Asset Quality:
     Nonaccrual loans                                         1,918           2,594               1,918            2,594
     Net charge-offs                                              6              10                  38              138


                                                               Three months ended                  Six months ended
                                                                  March 31,                           March 31,
                                                                  ---------                           ---------
                                                              2004            2003                2004             2003
                                                              ----            ----                ----             ----
                                                                          (In Thousands Except per Share Data)
Selected Consolidated Operating Data:
    Interest income                                  $       35,099  $       33,411      $       69,235  $        67,484
    Interest expense                                         11,658          12,353              23,393           25,937
                                                             ------          ------              ------           ------
    Net interest income                                      23,441          21,058              45,842           41,547
    Provision for loan losses                                   351             502                 799              953
                                                             ------          ------              ------           ------
    Net interest income after provision for loan losses      23,090          20,556              45,043           40,594
    Other Income:
      Fees and service charges                                3,495           3,286               6,879            6,437
      Insurance commissions and fees                            884             612               1,606            1,182
      Gain on sale of mortgage loans                            669           1,118               1,410            2,432
      Gain on sale of equity securities                         307             305                 619              610
      Gain on sale of debt securities                           248               -                 248                -
      Other                                                      98              34                 262               92
                                                             ------          ------              ------           ------
    Total other income                                        5,701           5,355              11,024           10,753
    Other expenses:
       Compensation and benefits                              7,343           6,238              14,353           12,263
       Occupancy                                              1,705           1,477               3,336            2,913
       Other                                                  3,210           2,827               6,160            5,564
                                                             ------          ------              ------           ------
    Total other expenses                                     12,258          10,542              23,849           20,740
                                                             ------          ------              ------           ------
    Income before income taxes                               16,533          15,369              32,218           30,607
    Income tax expense                                        6,462           6,024              12,599           11,986
                                                             ------          ------              ------           ------
    Net income                                       $       10,071  $        9,345      $       19,619  $        18,621
                                                             ======          ======              ======           ======

    Net income per share:
       Basic                                         $         0.45  $         0.41      $         0.87  $          0.82
       Diluted                                       $         0.44  $         0.40      $         0.85  $          0.80

    Weighted average shares outstanding
       Basic                                                 22,641          22,569              22,605           22,574
       Diluted                                               23,221          23,181              23,183           23,155

HARBOR FLORIDA BANCSHARES, INC.

                                                 Three months ended           Six months ended
                                                    March 31,                    March 31,
                                                    ---------                    ---------
                                                 2004        2003             2004        2003
                                                 ----        ----             ----        ----
Selected Financial Ratios:
  Performance Ratios:
  Return on average assets (1)                   1.64 %      1.77 %           1.62 %      1.76 %
  Return on average stockholders' equity (1)    14.99 %     15.31 %          14.70 %     15.27 %
  Book value per share                        $ 11.49     $ 10.55          $ 11.49     $ 10.55
  Net interest rate spread (1)                   3.77 %      3.83 %           3.74 %      3.79 %
  Net interest margin (1)                        3.95 %      4.08 %           3.94 %      4.06 %
  Non-interest expense to average assets (1)     2.00 %      2.00 %           1.97 %      1.96 %
  Net interest income to non-interest
     expense (1)                                 1.91 x      1.97 x           1.93 x      2.00 x
  Average interest-earning assets to
     average interest-bearing liabilities      109.42 %    110.45 %         109.78 %    110.73 %
  Efficiency ratio (1)                          44.14 %     42.65 %          43.75 %     42.17 %


  Asset Quality Ratios:
  Non-performing assets to total assets          0.10 %      0.15 %           0.10 %      0.15 %
  Allowance for loan losses to
     total loans                                 0.99 %      0.97 %           0.99 %      0.97 %
  Allowance for loan losses to
     classified loans                          291.31 %    191.40 %         291.31 %    191.40 %
  Allowance for loan losses to
     non-performing loans                      884.36 %    585.61 %         884.36 %    585.61 %


  Capital Ratios:
  Average shareholders' equity to
     average assets                             10.94 %     11.55 %          11.01 %     11.52 %
  Shareholders' equity to assets
     at period end                              10.75 %     11.58 %          10.75 %     11.58 %

  (1) Ratio is annualized.

HARBOR FLORIDA BANCSHARES, INC.

                                                                               For the Three Months Ended
                                                                               --------------------------
                                                            Mar. 31,     Dec. 31       Sept. 30,     June 30,       Mar. 31,
                                                             2004          2003          2003          2003          2003
                                                             ----          ----           ----          ----         ----
                                                                           (In Thousands Except Per Share Data)
Selected Consolidated Operating Data:
  Interest income                                         $ 35,099      $ 34,136      $ 33,846       $ 33,575       $ 33,411
  Interest expense                                          11,658        11,734        11,859         11,869         12,353
                                                            ------        ------        ------         ------         ------
  Net interest income                                       23,441        22,402        21,987         21,706         21,058
  Provision for loan losses                                    351           448           334            659            502
                                                            ------        ------        ------         ------         ------

  Net interest income after provision for loan losses       23,090        21,954        21,653         21,047         20,556
  Other Income:
    Fees and service charges                                 3,495         3,385         3,329          3,197          3,286
    Insurance commissions and fees                             884           721           726            860            612
    Gain on sale of mortgage loans                             669           741           473          1,266          1,118
    Gain on sale of equity securities                          307           311           304            389            305
    Gain on sale of debt securities                            248             0           361              0              0
    Other                                                       98           170            80             40             34
                                                            ------        ------        ------         ------         ------
  Total other income                                         5,701         5,328         5,273          5,752          5,355
  Other expenses:
    Compensation and benefits                                7,343         7,010         6,763          6,620          6,238
    Occupancy                                                1,705         1,632         1,606          1,551          1,477
    Other                                                    3,210         2,954         2,878          2,866          2,827
                                                            ------        ------        ------         ------         ------
  Total other expenses                                      12,258        11,596        11,247         11,037         10,542
                                                            ------        ------        ------         ------         ------
  Income before income taxes                                16,533        15,686        15,679         15,762         15,369
  Income tax expense                                         6,462         6,137         6,015          6,187          6,024
                                                            ------        ------        ------         ------         ------
  Net income                                              $ 10,071      $  9,549      $  9,664       $  9,575       $  9,345
                                                            ======        ======        ======         ======         ======

  Net income per share:
    Basic                                                 $   0.45      $   0.42      $   0.43       $   0.43       $   0.41
    Diluted                                               $   0.44      $   0.41      $   0.42       $   0.42       $   0.40


HARBOR FLORIDA BANCSHARES, INC.
FQE MARCH 31, 2004

                                                                             Three months ended March 31,
                                                                             ----------------------------
                                                                    2004                                    2003
                                                                    ----                                    ----
                                                     Average     Interest&     Yield/             Average      Interest&     Yield/
                                                     Balance      Dividend     Rate               Balance       Dividend      Rate
                                                     -------      --------     ----               -------       --------      ----
                                                                               (Dollars in Thousands)
Analysis of Net Interest Income:
      Assets:
      Interest-earning assets:
        Interest-bearing deposits                 $    9,256     $     21      0.91%           $    59,607      $    179      1.20%
        Investment securities                        220,869        1,423      2.58                287,516         2,184      3.04
        Mortgage-backed securities                   455,763        4,531      3.98                149,021         2,148      5.77
        Mortgage loans                             1,450,140       24,982      6.90              1,368,379        25,287      7.42
        Other loans                                  244,036        4,142      6.83                203,577         3,614      7.20
                                                   ---------       ------    ------              ---------        ------    ------
      Total interest-earning assets                2,380,064       35,099      5.91              2,068,100        33,411      6.49
                                                                   ------    ------                               ------    ------
      Total noninterest-earning assets                89,610                                        74,828
                                                   ---------                                     ---------
      Total assets                                 2,469,674                                     2,142,928
                                                   =========                                     =========

      Liabilities and Stockholders' Equity:
      Interest-bearing liabilities
        Deposits:
         Transaction accounts                        652,794          674      0.42%               473,287           589      0.50%
         Passbook savings                            150,626           99      0.27                123,949           127      0.42
         Official checks                              14,736            0         0                 16,454             0         0
         Certificate accounts                        822,346        5,061      2.48                817,814         6,185      3.07
                                                   ---------       ------    ------              ---------        ------    ------
         Total deposits                            1,640,502        5,834      1.43              1,431,504         6,901      1.96
        FHLB advances                                533,790        5,811      4.31                440,298         5,442      4.95
        Other borrowings                                 832           12      6.00                    618            10      6.56
                                                   ---------       ------    ------              ---------        ------    ------
      Total interest-bearing liabilities           2,175,124       11,658      2.14              1,872,420        12,353      2.66
      Noninterest-bearing liabilities                 24,272       ------    ------                 22,956        ------    ------
                                                   ---------                                     ---------
      Total liabilities                            2,199,396                                     1,895,376
      Stockholders' equity                           270,278                                       247,552
                                                   ---------                                     ---------
      Total liabilities and
         stockholders' equity                      2,469,674                                     2,142,928
                                                   =========                                     =========
      Net interest income/
         interest rate spread                                      23,441      3.77%                            $ 21,058      3.83%
                                                                   ======    ======                               ======    ======
      Net interest-earning assets/
         net  interest margin                     $  204,940                   3.95%           $   195,680                    4.08%
                                                   =========                 ======              =========                  ======
      Interest-earning assets to
         interest-bearing liabilities                                        109.42%                                        110.45%
                                                                             ======                                         ======




HARBOR FLORIDA BANCSHARES, INC.
YTD  MARCH 31, 2004

                                                                             Six months ended March 31,
                                                                             --------------------------
                                                                    2004                                       2003
                                                                    ----                                       ----
                                                    Average       Interest&     Yield/         Average      Interest&    Yield/
                                                    Balance        Dividend      Rate          Balance       Dividend     Rate
                                                    -------        --------      ----          -------       --------     ----
                                                                               (Dollars in Thousands)
Analysis of Net Interest Income:
      Assets:
      Interest-earning assets :
        Interest-bearing deposits                $   12,133       $     55       0.90%       $   72,882   $      508      1.38%
        Investment securities                       261,978          3,362       2.57           255,237        4,084      3.20
        Mortgage-backed securities                  398,115          7,993       4.02           159,718        4,666      5.84
        Mortgage loans                            1,426,605         49,647       6.96         1,363,483       50,968      7.48
        Other loans                                 239,712          8,178       6.82           199,510        7,258      7.30
                                                  ---------         ------     ------         ---------       ------    ------
      Total interest-earning assets               2,338,543         69,235       5.92         2,050,830       67,484      6.59
                                                                    ------     ------                         ------    ------
      Total noninterest-earning assets               85,956                                      72,333
                                                  ---------                                   ---------
      Total assets                                2,424,499                                   2,123,163
                                                  =========                                   =========

      Liabilities and Stockholders' Equity:
      Interest-bearing liabilities
        Deposits:
         Transaction accounts                       623,528          1,283       0.41%          460,564        1,226      0.53%
         Passbook savings                           147,690            196       0.27           121,135          268      0.44
         Official checks                             15,912              0          0            16,283            0         0
         Certificate accounts                       819,318         10,266       2.51           810,959       13,344      3.30
                                                  ---------         ------     ------         ---------       ------    ------
         Total deposits                           1,606,448         11,746       1.46         1,408,941       14,838      2.11
        FHLB advances                               522,872         11,621       4.38           442,924       11,089      4.96
        Other borrowings                                841             26       6.01               306           10      6.63
                                                  ---------         ------     ------         ---------       ------    ------
      Total interest-bearing liabilities          2,130,161         23,393       2.18         1,852,171       25,937      2.79
      Noninterest-bearing liabilities                27,450         ------     ------            26,491       ------    ------
                                                  ---------                                   ---------
      Total liabilities                           2,157,611                                   1,878,662
      Stockholders' equity                          266,888                                     244,501
                                                  ---------                                  ----------
      Total liabilities and
         stockholders' equity                     2,424,499                                   2,123,163
                                                  =========                                   =========
      Net interest income/
         interest rate spread                                     $ 45,842       3.74%                    $   41,547      3.79%
                                                                  ========      ======                      =========    ======
      Net interest-earning assets/
         net  interest margin                    $  208,382                      3.94%       $  198,659                   4.06%
                                                  =========                    ======         =========                 ======
      Interest-earning assets to
         interest-bearing liabilities                                          109.78%                                  110.73%
                                                                               ======                                   ======

                                        5